EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Filed by I-many, Inc.

Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934.

Subject Company: I-many, Inc.

Commission File No.: 000-30883

Contact:	J. Casey Faiman	Kevin Harris
	I-many, Inc.	I-many, Inc.
	(207) 228-2443	(732) 452-1515
	cfaiman@imany.com	kharris@imany.com

I-MANY TO SELL HEALTH & LIFE SCIENCES

BUSINESS TO NEOFORMA

Company to Focus Exclusively on High Growth Potential of

Enterprise Contract Management Solutions

EDISON, N.J. – July 21, 2003—I-many, Inc. (NASDAQ: IMNY), the leader in enterprise contract management solutions, announced today that it has signed a definitive asset purchase agreement with Neoforma, Inc. (NASDAQ: NEOF), a leading provider of supply chain management solutions for the healthcare industry, to sell I-many’s Health & Life Sciences business for $20 million in cash and Neoforma common stock and an additional opportunity to earn up to $5 million in Neoforma common stock upon achievement of certain revenue targets. The sale will enable I-many to focus exclusively on enhancing its position in the high growth enterprise contract management solutions space and, at the same time, retain upside potential in the Health & Life Sciences business through equity participation in Neoforma. The sale, which is subject to approval by I-many stockholders and satisfaction of other customary closing conditions, is expected to be completed near the end of the third quarter of 2003.

Specifically, I-many believes the sale will enable the Company to:

•	Further develop the depth and breadth of its enterprise contract management solution suite in order to offer the highest possible value to customers

•	Accelerate penetration of the Company’s solutions in target markets

•	Realize operational efficiencies from a singular focus that will reduce expenses

“The sale of our Health & Life Sciences business to Neoforma is a winning proposition for I-many and its customers,” said Leigh Powell, president and chief executive officer of I-many. “Neoforma is a proven leader in supply chain management solutions for the healthcare industry, with the demonstrated ability to manage an extensive network of hospital and supplier relationships. They have the industry focus, resources and knowledge to grow the business vertically, providing the necessary link between healthcare buyers and suppliers.”

“I-many has been faced with the challenge of growing both the Health & Life Sciences business and the broader enterprise contract management business, which reaches across multiple industry segments,” said Powell. “With this sale, I-many will now have the ability to focus exclusively on our opportunities in enterprise contract management, to expand our market share and grow our solutions, assured that the Health & Life Sciences business is in the best of hands with Neoforma.”

“I-many Health & Life Sciences products have set the standard for contract management in the health and life sciences market and will complement Neoforma’s existing supply chain management solutions, which enable collaboration between hospitals and suppliers,” said Bob Zollars, chairman and chief executive officer of Neoforma. “We look forward to adding these products to our Neoforma Contract Management Solution™ and introducing them to our installed base of more than 1,450 hospital and supplier customers.”

Transaction Summary

Under the terms of the purchase agreement, I-many will sell substantially all of the assets of its Health & Life Sciences business, including products, contracts, intellectual property and other assets, for a price of $20.0 million, consisting of $10.0 million in cash and $10.0 million in Neoforma common stock. The number of shares issued to I-many will be determined at the close of the transaction. These shares are subject to certain lock-up provisions and will be released from the lock-up provisions over the nine months subsequent to the close of the transaction. Neoforma will also issue I-many up to an additional $5.0 million in shares of its common stock, subject to the acquired business achieving certain revenue targets subsequent to the close of the transaction; none of these shares would be subject to lock-up provisions. Neoforma has agreed to assume certain specified liabilities, including deferred revenue related to the acquired business. Neoforma intends to hire most of the approximately 150 employees of I-many who are dedicated to the Health & Life Sciences business at the close of the transaction, including the key operating managers of the business. I-many will not receive any Neoforma board seats in connection with the transaction.

Neoforma and I-many have also entered into a pair of software distribution and license agreements for the development, exclusive distribution and re-selling of certain of their respective products in each other’s markets. As part of the transaction, I-many has also agreed not to compete within the health and life sciences market for three years.

First Albany Corporation acted as financial advisor to I-many in connection with this transaction.

Financial Impact

For fiscal year 2002 and the first quarter of 2003, I-many’s Health & Life Sciences business generated $37.5 million and $6.5 million in revenue respectively. After the sale, excluding the results of the discontinued operations on a generally accepted accounting principles (GAAP) basis, I-many would have restated fiscal year 2002 revenue and first quarter 2003 revenue of $17.3 million and $4.6 million respectively. I-many will report the cumulative results of operations of the Health & Life Sciences business for all periods in discontinued operations after shareholder approval of the transaction.

“I-many revenues outside of the Health & Life Sciences business have grown from approximately 5% of revenue in 2000 to approximately 33% of revenue in the first half of 2003,” said Kevin Harris, chief financial officer of I-many. “This momentum, combined with significant cash and marketable securities and negligible debt at the close of the transaction, will position I-many well in the enterprise contract management solutions marketplace.”

Conference Call

The management team of I-many will be holding a conference call and simultaneous Webcast to discuss the transaction today, July 21, 2003, at 1:00pm ET. The dial in number is 1-800-901-5226. The pass code is 22011600. The international dial in is 617-786-4513 with the same pass code. To access the event via the Web, please visit the I-many Web site at http://www.imany.com on the morning of the event. Interested parties should allow extra time prior to the event to visit the site and download the streaming media software required to listen to the Internet broadcast. Following the availability of a transcript of the call for filing with the SEC, the online archive of the broadcast will remain available on the site for one year.

Important Additional Information Will Be Filed with the Securities and Exchange Commission

I-many plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about I-many, Neoforma, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by I-many through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from I-many by contacting J. Casey Faiman at (207) 228-2443.

I-many, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the asset purchase agreement. Information regarding directors and executive officers is contained in I-many’s Form 10-K for the year ended December 31, 2002 and its proxy statement dated April 30, 2003, which are filed with the SEC. As of April 21, 2003, I-many’s directors and executive officers beneficially owned approximately 1.7 million shares, or 4%, of I-many’s common stock. A more complete description will be available in the Proxy Statement.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the proposed transaction between I-many and Neoforma, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities for I-many and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the transaction may not close due to the failure of I-many’s stockholders to approve the transaction or either party’s failure to satisfy other closing conditions; I-many may not be able to successfully develop its enterprise contract management solutions; and the other factors described in I-many’s Annual Report on Form 10-K for the year ended December 31, 2002 and its most recent quarterly report filed with the SEC. I-many disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About I-many

I-many (NASDAQ: IMNY) is the leading provider of enterprise contract management solutions. The company’s solutions automate contracting processes, ensure contract compliance and track contract performance resulting in higher contract revenues and reduced operating costs. More than 250 health and life science, consumer goods, foodservice and manufacturing companies use I-many solutions. For more information, visit the company at http://www.imany.com.

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma provides innovative solutions to over 1,450 hospitals and suppliers, supporting nearly $5 billion in annual transaction volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving significant cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to www.neoforma.com.

I-many is a trademark of I-many, Inc. Neoforma is a trademark of Neoforma, Inc. All other trademarks are the property of their respective owners.